UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2009

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

   000-30368

22-3489463

(State of Incorporation)  (Commission File No.)  (I.R.S. Employer ID Number)

4058 Histead Way, Evergreen, Colorado 80439

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number (303) 670-7378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. On May 29, 2009, Mr. Jack Wagenti resigned as a member of the Company’s Board of Directors.

Mr. Wagenti’s resignation letter is attached as an exhibit to the Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

17.1	Resignation Letter of Jack Wagenti dated May 29, 2009. .

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein

June 3, 2009

Myron Goldstein

Chairman

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